EXHIBIT 10.2

                          AMENDMENT TO BAREBOAT CHARTER


                  AMENDMENT dated November 10, 2000 (this "Amendment") to the Bareboat Charter Agreement between Chiles Offshore Inc. (formerly Chiles Offshore LLC) (the "Charterer") and Perforadora Centrral, S.A. de C.V. (the "Owner"), dated November 30, 1999 as heretofore amended (the "Bareboat Charter" and, as amended hereby, the "Amended Bareboat Charter"). Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Bareboat Charter.


                               W I T N E S S E T H

                  WHEREAS, the Charterer and the Owner are parties, among others, to an Agreement with Respect to Ownership of the Tonala dated as of July 20, 2000 (the "Agreement"); and

                  WHEREAS, the Charterer and Owner wish to make certain amendments to their rights and obligations under the Bareboat Charter in view of the pending transfer of ownership of the Vessel as contemplated by the Agreement;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Transition Arrangements. (a) Notwithstanding anything to the contrary contained in Section 7 of the Bareboat Charter (and in lieu of the Hire and Supplemental Hire provided for therein), the Charterer shall pay to the Owner a fee for the hire of the Vessel at the rate of $1.00 (one dollar) per month during the period commencing July 20, 2000 and ending on the Effective Date (as defined in the Agreement) (such period being referred to as the "Transition Period").

                  (b) During the Transition Period, the Charterer agrees to advance all regularly scheduled payments of principal and interest on the Owner's outstanding 5.63% United States Government Guaranteed Export Ship Financing Bonds, 1998 Series due July 15, 2011 relating to the Vessel (the "Title XI Bonds") as the same become due and payable in accordance with the terms thereof by (i) making a deposit to an account of the Charterer established at Bank One (the "Charterer Account") in the amount of each such payment not later than ten calendar days in advance of the due date therefor and (ii) providing Bank One with irrevocable instructions to make the payment due under the Title XI Bonds from the Charterer Account on the due date therefor to Bank One, as indenture trustee for the Title XI Bonds. Upon the occurrence of the Effective Date, the Owner shall have no obligation to repay any such advances to the Charterer and such obligation shall be deemed to have been fully satisfied.


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                  (c) Notwithstanding anything to the contrary contained in this
Section 1, in the event that, prior to the Effective Date, (i) the Charterer shall breach its obligations under Section 1(b) above, (ii) the Agreement is terminated in accordance with Section 8.01 thereof or (iii) the Amended Bareboat Charter is terminated or expires in accordance with its terms, then, in any such case (and without prejudice to any other rights or remedies of the parties under the Amended Bareboat Charter or the Agreement), the following provisions shall apply: (A) the Charterer and the Owner shall account to each other as if the provisions of this Section 1 had never taken effect and Section 7 of the Bareboat Charter had remained in full force and effect and (B) accordingly, either (1) the Charterer shall pay to the Owner within 10 days after such termination or expiration the amount, if any, by which (x) the aggregate Hire and Supplemental Hire that would have been payable by the Charterer under the Bareboat Charter during the Transition Period exceeds (y) the aggregate amount paid by the Charterer to the Owner pursuant to Section 1(a) above and advanced as provided Section 1(b) above during the Transition Period or (2) the Owner shall pay to the Charterer within 10 days after such termination or expiration the amount, if any, by which the amount referred to in clause (y) above exceeds the amount referred to in clause (x) above.

                  2. Term. The first sentence of Section 21 of the Bareboat Charter is hereby deleted and in place thereof, the parties agree as follows:

                           The term of this Charter commenced upon execution and delivery of this Charter by the parties and shall terminate at 12:00 Midnight on October 31, 2002; provided, however, in the event that the Charterer shall be in default of its obligations under Section 1(b) of this Amendment (and without prejudice to any other rights or remedies of the Owner under the Amended Bareboat Charter arising out of such default), this Charter shall terminate on October 31, 2001.

                  3. Effectiveness and Effect of Amendment. This Amendment shall have no force or effect unless and until this Amendment shall have received the approval of MARAD, and shall be in full force and effect from and after the date of such approval. Except as amended hereby, the Bareboat Charter remains in full force and effect in accordance with its terms.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

                                CHILES OFFSHORE INC.


                                By: /s/ William Chiles
                                   --------------------------------------
                                   Name: William Chiles
                                   Title: President and CEO

                                PERFORADORA CENTRAL, S.A. de C.V.


                                By:/s/ Patricio Alvarez Morphy
                                   --------------------------------------
                                   Name: Patricio Alvarez Morphy
                                   Title:




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